                                                                    Exhibit 99.2
                                                                    ------------


FOR IMMEDIATE RELEASE

Investor Contacts:
Douglas A. Shumate                            Mary A. Edwards
Senior Vice President                         Manager
Chief Financial Officer                       Investor Relations
706-385-8189                                  706-385-8016
dshumate@itcdeltacom.com                      medwards@itcdeltacom.com

Media Contact:
Moss Crosby
Vice President of Marketing
256-382-3851
mcrosby@itcdeltacom.com

                     ITC/\DELTACOM REPORTS FOURTH QUARTER
                      AND YEAR-END 2000 FINANCIAL RESULTS


WEST POINT, Ga. (February 27, 2001) ITC/\DeltaCom, Inc. (Nasdaq/NM: ITCD) today announced results for the fourth quarter and year ended December 31, 2000.

     Highlights for the year include:

     -    Revenues up 49% to $363.6 million
     -    EBITDA, as adjusted, up 97% to $57.6 million
     -    Local lines installed up 123% to 226,650
     -    Fiber route miles up 17% to 9,640
     - Introduced new Integrated T product that combines all voice and data services on a single T1
     - Launched e/\deltacom, officially entering the colocation, web hosting and managed service market
     -    Launched a suite of products tailored to the Internet service provider
          (ISP) market
     - Improved back office support systems to reduce provisioning, installation and repair time

     Operating revenues increased 49% to a record $363.6 million for the year ended December 31, 2000, compared to operating revenues of $244.8 million for the year ended December 31, 1999. EBITDA, as adjusted, for the year ended December 31, 2000 was $57.6 million, representing an increase of 97% over the year ended December 31, 1999.

     "2000 was an extraordinary year", stated Drew Walker, vice chairman, president, and chief executive officer of ITC/\DeltaCom. "We expanded our product lines and increased our revenue diversity in order to remain one of the premier providers of integrated telecommunications and technology solutions in the southern United States. The results achieved in 2000 set the groundwork for continuing growth in 2001. We expect to grow total revenue to approximately $465-$485 million in 2001, or 34%-40% over normalized 2000 revenues, and increase EBITDA, as adjusted, to approximately $65-$75 million, or 57%-81% growth over normalized EBITDA, as adjusted, in 2000."

     Excluding net prior-period amounts of approximately $1.8 million for an interconnection agreement settlement with Sprint, the Company's operating revenues for the fourth quarter of 2000 were $96.9 million.

                                    -MORE-

ITC/\DeltaCom, Inc. Announces Fourth Quarter 2000 Results
February 27, 2001
Page 2


Excluding net prior-period amounts of $11.8 million for the previously announced interconnection agreement settlements with BellSouth in the third quarter of 2000, this represents an increase of $5.8 million, or 6.3%, over the third quarter of 2000 and an increase of $28.2 million, or 41.1%, over the fourth quarter of 1999. EBITDA, as adjusted, excluding net prior-period amounts for the previously announced interconnection agreement settlements, was $9.4 million for the fourth quarter of 2000, a sequential quarterly decrease of $2.2 million, or 19.2%, from the third quarter of 2000 and an increase of $1.2 million, or 14.7%, over the fourth quarter of 1999. The decline in EBITDA, as adjusted, in the fourth quarter of 2000 compared to the third quarter of 2000 was driven by expenses associated with the implementation of the e/\deltacom division.

     "The financial results achieved in the fourth quarter of 2000 were in line with analyst consensus forecasts," said Douglas A. Shumate, senior vice president and chief financial officer of ITC/\DeltaCom. "We remain focused on continuing our record of growth in 2001 with a strategic focus on significant EBITDA, as adjusted, improvement in 2001."

     Broadband Transport segment revenue was $21.7 million in the fourth quarter of 2000, a sequential quarterly growth of 4.3% over the third quarter of 2000 and an increase of $2.5 million, or 12.9%, over the fourth quarter of 1999. Broadband Transport segment revenue for 2000 was $83.3 million, an increase of $10.5 million, or 14.4%, over 1999.

     Revenue generated by the Retail Services segment, excluding one-time net prior-period amounts recognized from the interconnection agreement settlements, was $70.8 million in the fourth quarter of 2000, which represented a sequential quarterly increase of $4.0 million, or 6.0%, over the third quarter of 2000 and an increase of $21.4 million, or 43.2%, over the fourth quarter of 1999. Retail Services segment revenue, excluding one-time net prior-period amounts recognized from the interconnection agreement settlements, of $255.6 million for 2000 represented an increase of $83.7 million, or 48.6%, over 1999.

     e/\deltacom segment revenue of $4.4 million in the fourth quarter of 2000 represented a 25.0% sequential quarterly increase over revenue of $3.5 million in the third quarter of 2000. e/\deltacom segment revenue for 2000 was $10.4 million. This segment began its operations in 2000 and therefore had no revenue in 1999. Operations of the e/\deltacom segment reduced consolidated EBITDA, as adjusted, for the fourth quarter of 2000 by $6.1 million. "We continue to see strong interest and activity from not only the local markets, but throughout the southern United States," said Steve Johnson, senior vice president and general manager of e/\deltacom.

     The Company's number of local lines sold, including lines from both retail and ISP sales, increased to approximately 303,700 as of December 31, 2000. The Company completed the quarter with a cumulative number of local lines in service of approximately 226,650, an increase of approximately 50,000 lines over the third quarter of 2000. Also during 2000, the Company's sale and installation of on-switch lines continued to increase as a percentage of total lines sold and installed. Approximately 78% of cumulative lines in service were on-switch at December 31, 2000 compared to approximately 72% of such lines at September 30, 2000 and 57% at December 31, 1999.

     The Company's continued focus on revenue diversity was evident by its fourth quarter results. Excluding a one-time net benefit related to the prior-period amount of the Sprint interconnection agreement settlement, the Company's fourth quarter of 2000 revenues were composed of approximately 48% local, data and Internet revenues, 20% long distance revenues, 22% Broadband transport revenues, and 10% equipment and other revenues.

                                    -MORE-

ITC/\DeltaCom, Inc. Announces Fourth Quarter 2000 Results
February 27, 2001
Page 3



     Commenting on the results for the year, Drew Walker stated, "We will continue to focus on revenue diversity and increasing our penetration of existing markets. With our recently announced data initiatives, we will continue to offer value-added solutions such as our IP-VPN, Internet security and network managed services. Through 2001, we plan to layer additional network-intelligent solutions to businesses in our service area. As we continue to leverage our network assets, we expect to continue to create value for our shareholders, bondholders and customers."

Highlights of the fourth quarter of 2000 and subsequent developments include the following:

  - The Company opened two branch offices: Knoxville, Tennessee and Augusta, Georgia. These openings increased the market coverage to 37 branch offices operational in 37 markets at the end of the fourth quarter.

  - The Company completed the addition of 670 route miles of network, increasing the total network to approximately 9,640 route miles.

  - The Company completed the installation of 34 access nodes, raising the total number of operational colocated access nodes to 176.

  - The Company installed 14 Unisphere SMX-2100 next generation switches, increasing the total number of Unisphere SMX-2100 switches to 37.

  - The Company added Nortel CVX 1800's to each of its 12 DMS-500 switch sites to facilitate its IP-VPN offering.

  - The Company further enhanced its fiber-optic network infrastructure by expanding its Internet core-routing hubs from six to 13 sites.

  - The Company obtained a $40 million capital lease facility with NTFC Capital Corporation, a subsidiary of GE Capital Vendor Financial Services.

  - The Company launched a suite of IP centric product solutions ranging from IP bandwidth, IP-VPNs, Internet security solutions, such as managed firewalls and intrusion detection services, and remote dial access among others.

  - The Company officially opened e/\deltacom's carrier class, 376,000 square foot data center with a suite of colocation, hosting, managed services, and professional services offerings.

  - By the end of February, 2001, the Company successfully had converted approximately 20,000 of its resale lines to BellSouth's UNE-P (Unbundled Network Element Platform) and, as a result, has recognized improved provisioning and installation times for customers and improved margins for the Company.

                                    -MORE-

ITC/\DeltaCom, Inc. Announces Fourth Quarter 2000 Results
February 27, 2001
Page 4


     ITC/\DeltaCom will hold a conference call to discuss this press release tomorrow, February 28, 2001, at 9:00 a.m. Eastern time. A live broadcast and replay of the conference call will be available online at www.itcdeltacom.com. To listen to the live call, please go to the Company's web site at least fifteen minutes prior to the call to download and install any necessary audio software. The call will also be simulcast and replayed at www.streetevents.com. For those persons who do not have Internet access, the call will be available by telephone by contacting ITC/\DeltaCom Investor Relations at 706-385-8012 for the telephonic access number. For those who cannot listen to the live broadcast, telephone and webcast replays of the call will be available shortly after completion of the call until the close of business on March 28, 2001. To listen to the telephone replay, dial 800-642-1687 (706-645-9291 for local and international participants) and enter access code 782735.

About ITC/\DeltaCom

       ITC/\DeltaCom, headquartered in West Point, Georgia, provides integrated telecommunications and technology services to businesses in the southern United States and is a leading regional provider of broadband transport services to other communications companies. ITC/\DeltaCom's business communication services include local, long distance, enhanced data, Internet, network monitoring, operator services, and the sale and maintenance of customer premise equipment. The Company operates 37 branch locations in nine states, and its 10-state, approximately 9,640-mile fiber optic network, reaches approximately 120 points of presence. ITC/\DeltaCom has interconnection agreements with BellSouth, GTE, Southwestern Bell and Sprint for resale and access to unbundled network elements and is a certified Competitive Local Exchange Carrier (CLEC) in Arkansas, Texas, and all nine BellSouth states. Additionally, ITC/\DeltaCom offers colocation, web hosting, and managed services through e/\deltacom, a division of ITC/\DeltaCom. For additional information about ITC/\DeltaCom or e/\deltacom, please visit the companies' websites at www.itcdeltacom.com and
                                        -------------------
www.edeltacom.com.
-----------------

Statements contained in this news release regarding expected financial results, network deployment, product design and implementation, ITC/\DeltaCom's business strategy and other planned events and expectations are forward-looking statements that involve risk and uncertainties. Actual future results or events may differ materially from these statements. Readers are referred to the documents filed by ITC/\DeltaCom with the Securities and Exchange Commission, including ITC/\DeltaCom's annual report on Form 10-K filed on March 30, 2000, for a discussion of important risks that could cause actual results to differ from those contained or implied in the forward-looking statements. These risks, which are discussed in ITC/\DeltaCom's filings under the heading "Risk Factors," include dependence on new product development, rapid technological and market change, and risks related to future growth and rapid expansion. Other important risks factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond ITC/\DeltaCom's control. ITC/\DeltaCom undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

                                    -MORE-

ITC/\DeltaCom, Inc. Announces Fourth Quarter 2000 Results
February 27, 2001
Page 5

                              ITC/\DELTACOM, INC.
                             FINANCIAL HIGHLIGHTS
                                  (Unaudited)
                       (In thousands, except share data)

                                                        Three Months Ended                  Year Ended
                                                            December 31,                    December 31,
                                                       2000             1999             2000             1999
                                                   -----------      -----------      -----------      -----------
Operating revenues                                 $    98,655      $    68,623      $   363,648      $   244,844
Cost of services                                        43,111           32,159          155,000          118,721
                                                   -----------      -----------      -----------      -----------
  Gross margin                                          55,544           36,464          208,648          126,123
                                                   -----------      -----------      -----------      -----------

Operating expenses:
 Selling, operations and administration                 44,334           28,262          151,050           96,854
 Depreciation and amortization                          26,007           15,950           86,519           53,810
                                                   -----------      -----------      -----------      -----------
  Total operating expenses                              70,341           44,212          237,569          150,664
                                                   -----------      -----------      -----------      -----------

 Operating loss                                        (14,797)          (7,748)         (28,921)         (24,541)
                                                   -----------      -----------      -----------      -----------

Other income (expense):
 Interest expense                                      (14,143)         (11,892)         (55,482)         (45,293)
 Interest income                                         2,733            3,927           14,763           14,195
 Other income (expense), net                              (244)             209             (426)             754
                                                   -----------      -----------      -----------      -----------
  Total other expense, net                             (11,654)          (7,756)         (41,145)         (30,344)
                                                   -----------      -----------      -----------      -----------

Loss before income taxes and
 extraordinary item                                    (26,451)         (15,504)         (70,066)         (54,885)
Income tax (benefit) expense                              (512)               -             (512)              94
                                                   -----------      -----------      -----------      -----------

Loss before extraordinary item                         (25,939)         (15,504)         (69,554)         (54,979)
Extraordinary item - loss on early
 termination of credit facility                              -                -           (1,321)               -
                                                   -----------      -----------      -----------      -----------
Net loss                                           $   (25,939)     $   (15,504)     $   (70,875)     $   (54,979)
                                                   ===========      ===========      ===========      ===========

Basic and diluted net loss per common share:
 Before extraordinary loss                              $(0.42)          $(0.26)          $(1.14)          $(0.98)
 Extraordinary loss                                          -                -            (0.02)               -
                                                   -----------      -----------      -----------      -----------
 Net loss                                               $(0.42)          $(0.26)          $(1.16)          $(0.98)
                                                   ===========      ===========      ===========      ===========

Basic and diluted weighted average
 common shares outstanding                          61,611,576       59,482,427       60,928,387       56,370,269
                                                   ===========      ===========      ===========      ===========

EBITDA, as adjusted (1)                            $    11,210      $     8,202      $    57,598      $    29,269
                                                   ===========      ===========      ===========      ===========
EBITDA, as adjusted, net of payments for
 prior period interconnection agreement
 settlements (1) (2)                               $     9,410      $     8,202      $    43,298      $    29,269
                                                   ===========      ===========      ===========      ===========

                                    -MORE-

ITC/\DeltaCom, Inc. Announces Fourth Quarter 2000 Results
February 27, 2001
Page 6




                              ITC/\DELTACOM, INC.
                             FINANCIAL HIGHLIGHTS
                                  (Unaudited)
                                (In thousands)

                                                    Three Months Ended                          Year Ended
                                                        December 31,                            December 31,
                                            -------------------------------------   ---------------------------------------
                                                        % of                % of                % of                  % of
                                              2000      REVS      1999      REVS      2000       REVS      1999       REVS
                                            -------   -------   -------   -------   --------   -------   --------   --------
Operating revenues

Broadband Transport                         $21,672     22.0%   $19,194    28.0%    $ 83,336     22.9%   $ 72,853     29.8%
Retail Services                              72,584     73.6%    49,429    72.0%     269,947     74.2%    171,991     70.2%
e/\deltacom                                   4,399      4.4%         -       -       10,365      2.9%          -        -
                                            -------             -------             --------             --------
 Total                                      $98,655             $68,623             $363,648             $244,844
                                            =======             =======             ========             ========

Gross margin

Broadband Transport                         $19,358     89.3%   $16,426    85.6%    $ 73,949     88.7%   $ 62,082     85.2%
Retail Services                              34,992     48.2%    20,038    40.5%     131,097     48.6%     64,041     37.2%
e/\deltacom                                   1,194     27.1%         -       -        3,602     34.8%          -        -
                                            -------             -------             --------             --------
 Total                                      $55,544     56.3%   $36,464    53.1%    $208,648     57.4%   $126,123     51.5%
                                            =======             =======             ========             ========

Selling, operations and
 administration

Broadband Transport                         $ 8,798     40.6%   $ 6,937    36.1%    $ 32,986     39.6%   $ 24,151     33.2%
Retail Services                              28,259     38.9%    21,325    43.1%     101,743     37.7%     72,703     42.3%
e/\deltacom                                   7,277    165.4%         -       -       16,321    157.5%          -        -
                                            -------             -------             --------             --------
 Total                                      $44,334     44.9%   $28,262    41.2%    $151,050     41.5%   $ 96,854     39.6%
                                            =======             =======             ========             ========

EBITDA, as
adjusted (1)

Broadband Transport                         $10,560     48.7%   $ 9,489    49.4%    $ 40,963     49.2%   $ 37,931     52.1%
Retail Services                               6,733      9.3%    (1,287)   (2.6)%     29,354     10.9%     (8,662)    (5.0)%
e/\deltacom                                  (6,083)  (138.3)%        -       -      (12,719)  (122.7)%         -        -
                                            -------             -------             --------             --------
 Total                                      $11,210     11.4%   $ 8,202    12.0%    $ 57,598     15.8%   $ 29,269     12.0%
                                            =======             =======             ========             ========

EBITDA, as adjusted, net of payments for prior period interconnection agreement settlements (1) (2)

Broadband Transport                         $10,560     48.7%   $ 9,489    49.4%    $ 40,963     49.2%   $ 37,931     52.1%
Retail Services                               4,933      7.0%    (1,287)   (2.6)%     15,054      5.9%     (8,662)    (5.0)%
e/\deltacom                                  (6,083)  (138.3)%        -       -      (12,719)  (122.7)%         -        -
                                            -------             -------             --------             --------
 Total                                      $ 9,410      9.7%   $ 8,202    12.0%    $ 43,298     12.4%   $ 29,269     12.0%
                                            =======             =======             ========             ========

(1) EBITDA, as adjusted, represents earnings before net interest, other income and other expenses, income taxes, extraordinary item and depreciation and amortization. EBITDA, as adjusted, is not a measurement of financial performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income as a measure of performance.

(2) Net payments for interconnection agreement settlements for prior 2000 periods totaled $1.8 million for the three months ended December 31, 2000 and $14.3 million for the year ended December 31, 2000.ITC/\DELTACOM, INC.


                                    -MORE-

ITC/\DeltaCom, Inc. Announces Fourth Quarter 2000 Results
February 27, 2001
Page 7



                                                                     ITC/\DeltaCom, Inc.
                                                                    FINANCIAL HIGHLIGHTS
                                                                         (Unaudited)
                                                                       (In thousands)



                                                                                    Three Months Ended
                                                    --------------------------------------------------------------------------------
                                                    Dec. 31,     % of     Sept. 30,   % of      June 30,   % of      March 31,  % of
                                                      2000      REVS        2000      REVS        2000     REVS        2000     REVS
                                                    --------   -------    --------   -------    -------   ------     -------   -----
Operating revenues

Broadband Transport                                  $21,672      22.0%   $ 20,780      20.2%   $20,774     24.1%    $20,110   26.6%
Retail Services                                       72,584      73.6%     78,576      76.4%    63,190     73.1%     55,597   73.4%
e/\deltacom                                            4,399       4.4%      3,519       3.4%     2,447      2.8%          -      -
                                                     -------              --------              -------              -------
 Total                                               $98,655              $102,875              $         86,411     $75,707
                                                     =======              ========              =======              =======

Gross margin

Broadband Transport                                  $19,358      89.3%   $ 18,809      90.5%   $18,117     87.2%    $17,664   87.8%
Retail Services                                       34,992      48.2%     43,374      55.2%    29,324     46.4%     23,407   42.1%
e/\deltacom                                            1,194      27.1%      1,357      38.6%     1,051     43.0%          -      -
                                                     -------              --------              -------              -------
 Total                                               $55,544      56.3%   $ 63,540      61.8%   $48,492     56.1%    $41,071   54.2%
                                                     =======              ========              =======              =======

Selling, operations and
 administration

Broadband Transport                                  $ 8,798      40.6%   $  8,540      41.1%   $ 8,128     39.1%    $ 7,520   37.4%
Retail Services                                       28,259      38.9%     26,150      33.3%    24,288     38.4%     23,045   41.5%
e/\deltacom                                            7,277     165.4%      5,409     153.7%     3,064    125.2%        571      -
                                                     -------              --------              -------              -------
 Total                                               $44,334      44.9%   $ 40,099      39.0%   $35,480     41.1%    $31,136   41.1%
                                                     =======              ========              =======              =======

EBITDA, as
adjusted (1)

Broadband Transport                                  $10,560      48.7%   $ 10,269      49.4%   $ 9,989     48.1%    $10,144   50.4%
Retail Services                                        6,733       9.3%     17,224      21.9%     5,036      8.0%        362    0.7%
e/\deltacom                                           (6,083)  (138.3)%     (4,052)  (115.1)%    (2,013)  (82.3)%       (571)     -
                                                     -------              --------              -------              -------
 Total                                               $11,210      11.4%   $ 23,441      22.8%   $13,012     15.1%    $ 9,935   13.1%
                                                     =======              ========              =======              =======

EBITDA, as adjusted, net of payments
for prior period interconnection
agreement settlements (1) (2)

Broadband Transport                                  $10,560      48.7%   $ 10,269      49.4%   $ 9,989     48.1%    $10,144   50.4%
Retail Services                                        4,933       7.0%      5,424       8.1%     2,536      4.2%        362    0.7%
e/\deltacom                                           (6,083)  (138.3)%     (4,052)  (115.1)%    (2,013)  (82.3)%       (571)     -
                                                     -------              --------              -------              -------
 Total                                               $ 9,410       9.7%   $ 11,641      12.8%   $10,512     12.5%    $ 9,935   13.1%
                                                     =======              ========              =======              =======

(1) EBITDA, as adjusted, represents earnings before net interest, other income and other expenses, income taxes, extraordinary item and depreciation and amortization. EBITDA, as adjusted, is not a measurement of financial performance under accounting principles generally accepted in the United States and should not be considered an alternative to net income as a measure of performance.

(2) Net payments for interconnection agreement settlements for prior periods totaled $1.8 million for the three months ended December 31, 2000, $11.8 million for the three months ended September 30, 2000 and $2.5 million for the three months ended June 30, 2000.


                                    -MORE-

ITC/\DeltaCom, Inc. Announces Fourth Quarter 2000 Results
February 27, 2001
Page 8




                              ITC/\DELTACOM, INC.
                       SUPPLEMENTAL FINANCIAL HIGHLIGHTS
                                  (Unaudited)


                                                                 Three Months Ended
                                                 -------------------------------------------------
                                                  Dec. 31,   Sept. 30,         June 30,   Mar. 31,
                                                    2000        2000             2000       2000
                                                  --------   ---------        ---------   --------
Total consolidated revenues (3)                   $ 98,655   $102,875           $86,411   $75,707

Integrated Communications:
Total Integrated Communications revenue (3)       $ 51,877   $ 51,745           $47,662   $43,879
 Number of Customers                                13,700     13,460            13,330    13,000
 Revenue per customer per quarter                 $  3,787   $  3,844           $ 3,576   $ 3,375

 Average LD Rate per MOU                            $0.065     $0.068            $0.074    $0.076

Local Interconnection:
Total Local Interconnection revenues (3) (4):     $ 13,403   $  9,275           $ 6,924   $ 6,310
 Average PRI lines installed per quarter           112,010     80,507            60,150    45,435
 Average PRI revenue per line per quarter         $     62   $     64           $    62   $    82
 Reciprocal compensation per line per quarter     $     58   $     51           $    53   $    57
                                                  --------   --------           -------   -------
 Total Local Interconnection revenue
   per line per quarter                           $    120   $    115           $   115   $   139

Broadband Transport:
 Total Broadband Transport revenues (3)           $ 21,672   $ 20,780           $20,774   $20,110
 Annualized growth rate of revenue DS-3 miles        36.44%     32.71%            32.52%    24.19%

Total Web Hosting & Managed Services (3)          $  4,399   $  3,519           $ 2,447   $     0

Total Other Telecom revenues (3)                  $  5,503   $  5,438           $ 5,870   $ 5,408

Product Breakout (4):
 Local, Data & Internet                                 48%        44%               39%       36%
 Long Distance                                          20%        23%               26%       29%
 Broadband Transport                                    22%        23%               25%       27%
 Equipment & Other                                      10%        10%               10%        8%

(3)  In thousands
(4)  Excludes payments for prior-period interconnection agreement settlements.

                                    -MORE-

ITC/\DeltaCom, Inc. Announces Fourth Quarter 2000 Results
February 27, 2001
Page 9






                              ITC/\DELTACOM, INC.
                           BALANCE SHEET HIGHLIGHTS
                                (In thousands)


                                                                                  December 31,   December 31,
                                                                                      2000           1999
                                                                                  ------------   ------------
                                                                                   (Unaudited)
Balance Sheet Data:
Cash and cash equivalents (includes $7.0 million
  restricted for capital expenditures as of 12/31/00)                               $  148,122       $248,431
Total current assets                                                                   240,796        317,681
Property, plant and equipment, net                                                     680,021        382,867
Other assets                                                                           127,709        107,050
   Total assets                                                                      1,048,526        807,598

Current liabilities                                                                    155,702         72,768
Long-term debt and capital lease obligations,
 less current portion                                                                  711,771        516,156
Deferred income taxes                                                                        0            512
   Total liabilities                                                                   867,473        589,436
Stockholders' equity                                                                   181,053        218,162
   Total liabilities and stockholders' equity                                        1,048,526        807,598
                                                                                             Year Ended
                                                                                            December 31,
                                                                                   ---------------------------
                                                                                       2000           1999
                                                                                   -----------      ---------
                                                                                   (Unaudited)
Other Financial Data:
Capital expenditures                                                                $  309,831       $165,540
Cash flows provided by (used in) operating activities                                   45,931         (5,334)
Cash flows used in investing activities (includes $53.0 million transferred
 from restricted assets for capital expenditures for the year ended 12/31/00)          305,208        149,995
Cash flows provided by financing activities (includes $60.0 million restricted
 for capital expenditures for the year ended 12/31/00)                                 158,968        219,593

                                    -MORE-

ITC/\DeltaCom, Inc. Announces Fourth Quarter 2000 Results
February 27, 2001
Page 10


                              ITC/\ELTACOM, INC.
                       QUARTERLY STATISTICAL HIGHLIGHTS
                                  (Unaudited)



                                                 December 31,   September 30,    June 30,     March 31,
                                                    2000            2000           2000         2000
                                                 ------------   -------------   ----------   ------------
Statistical Data*:
Cumulative markets                                         37              35           34             33
Business customers served - Retail Services**          13,700          13,460       13,330         13,000
Route miles                                             9,640           8,970        8,530          8,320
Colocations                                               176             142          125            125
Voice switches                                             13              13           11             10
ATM switches                                               10              10           10             10
Frame switches                                             17              17           17             17
Next generation switches                                   37              23            9              8
Passport switches                                          36              36            0              0
Number of employees                                     2,445           2,250        2,075          1,750
Lines sold cumulative                                 303,700         249,800      223,000        148,000
Lines installed cumulative                            226,650         176,650      148,350        119,300
Lines installed/lines sold percentage                      75%             71%         67%            81%

 * Data rounded except as to markets, colocations and switches.
** Reflects the combination of the multiple accounts of certain customers into a single customer profile.